Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 30, 2008

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-12114	77-0313235
(Commission File Number)	(IRS Employer Identification No.)

550 South Hope Street, Suite 2850, Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                       Other Events

As previously reported with respect to the Company's lawsuit against the Metropolitan Water District of Southern California ("Metropolitan"), on April 21, 2008 Judge Jane Johnson set a trial date for May 5, 2008, pending the outcome of a mandatory settlement conference before Judge Peter Lichtman.

The initial mandatory settlement conference was held on April 30, 2008.  Following the conference, Judge Johnson issued a 30 day stay of all proceedings while Judge Lichtman continues his ongoing mediation.  If the parties do not ultimately reach an agreement through the settlement conference process and Judge Lichtman declares an impasse, the Court will set a new trial date.  As is normal in such legal proceedings, applicable dates will be set and, if necessary, revised by the Court based upon availability within the Court's calendar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadiz Inc.

By :	/s/O'Donnell Iselin II
O'Donnell Iselin II
Chief Financial Officer

Dated:  May 6, 2008